Exhibit 99.906CERT

                                  CERTIFICATION

     Patrick T. Bannigan, Chief Executive Officer, and Terrie A. Wiedenheft, Chief Financial Officer of Touchstone Tax-Free Trust (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of Sections 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                      Chief Financial Officer
Touchstone Tax-Free Trust                    Touchstone Tax-Free Trust

/s/ Patrick T. Bannigan                      /s/ Terrie A. Wiedenheft
--------------------------------             ---------------------------------
Patrick T. Bannigan                          Terrie A. Wiedenheft
Date: September 5, 2003                      September 9, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.